UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	/X/
Filed by a Party other than the Registrant	/ /
Check the appropriate box:

/X/	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12

THE JENSEN PORTFOLIO, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Jensen Portfolio, Inc.
2130 Pacwest Center
1211 SW Fifth Avenue
Portland, OR 97204-3721

Proxy Statement
For
Special Meeting of Shareholders

September [   ], 2006

Enclosed in this package you will find:

Shareholder Letter	3

Notice of Special Meeting	4

Shareholder Q&A	6

Proxy Statement	9

Proposal No.1	12
To approve the new Investment Advisory Agreement

Appendix A	Appendix A - Page 21
New Investment Advisory Agreement

Proxy Card	Enclosed

The Jensen Portfolio, Inc.
2130 Pacwest Center
1211 SW Fifth Avenue
Portland, OR 97204-3721

September [__], 2006

Dear Jensen Portfolio Shareholder:

The Jensen Portfolio, Inc’s (the “Fund”) Board of Directors has scheduled a Meeting of Shareholders to be held on Monday, November 13, 2006. The purpose of this Meeting is:

•	To approve a new Investment Advisory Agreement between the Fund and Jensen Investment Management, Inc.; and

•	To transact such other business as may properly come before the Meeting or any adjournments thereof.

The attached Proxy Statement describes the proposal to approve a new Investment Advisory Agreement between the Fund and Jensen Investment Management, Inc., the investment advisory firm responsible for managing the assets of the Fund. The proposal relates to a change in control of the equity ownership of Jensen Investment Management, Inc. It is anticipated that on or about February 15, 2007, Gary Hibler, President and an equity owner of Jensen Investment Management, Inc. (the “Adviser”) will retire. Because Mr. Hibler beneficially owns greater than 25% of the outstanding shares of the Adviser, and since Mr. Hibler’s shares will be acquired by the Adviser upon his retirement, a change in control will be deemed to have occurred under the Investment Company Act of 1940 (“1940 Act”). In addition, as a result of the repurchase of Mr. Hibler’s shares by the Adviser, each of Robert Zagunis and Bob Millen will own more than 25% of the Adviser’s outstanding shares and be deemed control persons of the Adviser.

The change in control of the Fund’s investment adviser is not expected to affect the management of the Fund, as the Fund has been managed by a team since its inception. The Fund’s Investment Advisory Agreement under which Jensen Investment Management, Inc. serves as the Fund’s investment adviser, however, will automatically terminate as provided in the 1940 Act on the change of control of the Fund’s investment adviser.

This Proxy Statement addresses various questions that you may have regarding the change in ownership, the new Investment Advisory Agreement, the voting process, and the shareholder meeting generally. We hope that you will take the time to review the attached Proxy Statement and provide us with your vote on this important issue.

If you have any questions regarding the proxy, please call ____. Thank you for your time and continued investment.

Sincerely,

Val Jensen, Chairman    Gary Hibler, President

The Jensen Portfolio, Inc.
2130 Pacwest Center
1211 SW Fifth Avenue
Portland, OR 97204-3721

Notice of Special Meeting
to be held November 13, 2006

To the Shareholders:

Notice is given that a Special Meeting (the “Meeting”) of Shareholders of The Jensen Portfolio, Inc. (the “Fund”) will be held on Monday, November 13, 2006, at 9:00 a.m., Pacific time, at the offices of Oregon Executive MBA, 200 SW Market Street, Suite L-101, Portland, Oregon 97201. The Meeting will be held for the following purposes:

1.	To approve a new Investment Advisory Agreement between the Fund and Jensen Investment Management, Inc.; and

2.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

Shareholders of record on September 7, 2006 are entitled to notice of, and to vote at, the Meeting and any adjournment thereof.

By the Order of the Board of Directors

Robert G. Millen, Secretary

September [   ], 2006

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Meeting, please complete, date and sign and promptly return the enclosed proxy card in the postage paid return envelope provided or vote by telephone or by Internet. Your prompt response will help avoid the cost of additional solicitation and ensure that a quorum will be present at the meeting. The Board of Directors of the Fund unanimously recommends that you vote to approve the new investment advisory agreement.

INSTRUCTIONS FOR EXECUTING PROXY CARD

The following general rules for signing proxy cards may be of assistance to you and may help to avoid the time and expense involved in validating your vote if you fail to sign your proxy card[s] properly.

1. Individual Accounts: Sign your name exactly as it appears on the proxy card.

2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown on the proxy card.

3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the name on the proxy card. For example:

Registration	Valid Signature
Corporate Accounts (1) ABC Corp	John Doe, Treasurer
(2) ABC Corp c/o John Doe, Treasurer	John Doe, Treasurer
(3) ABC Corp. Profit Sharing Plan	John Doe, Trustee
Trust Accounts (1) ABC Trust	Jane Doe, Trustee
(2) Jane Doe, Trustee u/t/d 12/28/78	Jane Doe
Custodial or Estate Accounts (1) John Smith, Cust f/b/o John Smith, Jr. UGMA	John Smith
(2) John Smith Jr.	John Smith Jr., Executor

SHAREHOLDER QUESTIONS AND ANSWERS

Jensen Investment Management, Inc. (the “Adviser”) manages The Jensen Portfolio, Inc., an Oregon corporation and open-end investment management company (the “Fund”). The following Questions and Answers are intended to provide an overview of the information provided in this Proxy Statement and to summarize the proposal affecting the Fund to be considered at the Meeting, or at any adjournment thereof. If you have any questions regarding the Proxy Statement, please do not hesitate to call us at ____.

When and where will the Shareholder Meeting be held?

The Meeting will be held on Monday, November 13, 2006 at 9:00 a.m. at the offices of Oregon Executive MBA, 200 SW Market Street, Suite L-101, Portland, Oregon 97201. At this meeting, final votes are cast and ballots are officially tabulated. Shareholders do not need to attend the meeting in person, because the proxies named on your ballot will cast your vote on your behalf. In order for your ballots to be counted at this meeting, please return your Proxy Card promptly.

On what proposals am I being asked to vote?

You are being asked to vote on one proposal only: To approve a new Investment Advisory Agreement between the Adviser and the Fund that will allow the Adviser to continue providing advisory services to the Fund following the retirement of Gary Hibler and the sale of his 32% interest in Jensen Investment Management, Inc. There are no changes in the investment advisory fees to be paid by the Fund or the services to be provided by Jensen Investment Management, Inc. under the new Investment Advisory Agreement. Following the sale transaction, with the exception of Mr. Hibler, the existing Jensen Investment Management, Inc. investment professionals will continue to own the firm and the team responsible for managing the Fund is not expected to change as a result of this transaction.

Has the Board approved the proposal?

Yes. The Board of Directors approved the proposal on July 19, 2006 and recommends that you vote to approve the proposal.

Why am I being asked to approve a new Investment Advisory Agreement?

The Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”). As required by the 1940 Act, the Fund’s investment advisory agreement with the Adviser automatically terminates if the Fund’s investment adviser experiences a change in control, such as a significant change in ownership. (A person is considered to be a “control” person if that person beneficially owns 25% or more of the outstanding securities of a company.) In effect, this provision requires a fund’s shareholders to vote on a new investment advisory agreement whenever the ownership of the fund’s investment adviser significantly changes. The provision is designed to ensure that shareholders have a say in determining the company or persons that manage their fund.

Gary Hibler’s retirement and sale of his 32% interest in the Adviser will occur on or about February 15, 2007. As a result of the Adviser’s repurchase of Mr. Hibler’s shares, Robert Zagunis and Bob Millen will own more than 25% of the Adviser’s outstanding shares and be deemed control persons of the Adviser.

In order for the Adviser to continue providing advisory services to the Fund on an ongoing basis, shareholders of the Fund must approve the new Investment Advisory Agreement on or before the date of that sale.

How will the change in ownership of the Adviser, Jensen Investment Management, Inc., affect the management of the Fund?

With the exception of Mr. Hibler, the persons responsible for operating the Adviser and managing the Fund’s assets are not expected to change as a result of Mr. Hibler’s retirement or the sale of his controlling interest in the Adviser. Robert Zagunis will remain Chairman of the Adviser’s Investment Committee, which is responsible for the Fund’s investment decisions. Rob McIver, a member of the Adviser’s Investment Committee, will become the President of the Adviser. Bob Millen, a director of the Adviser and a member of the Investment Committee, will become the Chairman of the board of directors of the Adviser. The Fund’s investment management fees and overall operating expenses will not change as a result of this transaction.

Are there any differences between the existing Investment Advisory Agreement and the proposed new Investment Advisory Agreement?

The proposed new Investment Advisory Agreement is substantially identical to the Fund’s existing Investment Advisory Agreement except for the effective and termination dates. Your approval of the New Agreement will not change the level, nature or quality of services provided to the Fund.

Who will pay for the costs and expenses of the Meeting?

The Adviser will bear all costs and expenses associated with the change of control transaction, including the costs of holding the Meeting, the costs of this proxy solicitation and the incremental costs of mailing the Proxy Statement to shareholders of record as of the record date.

Who is eligible to vote?

The Board of Directors has chosen the close of business on Thursday, September 7, 2006 as the record date for determining the shareholders entitled to notice of, and to vote at, the Meeting. As of the close of business on September 7, 2006, ____ shares of Class I shares of the Fund were issued and outstanding; ____ shares of Class J shares of the Fund were issued and outstanding; and ____ shares of Class R shares of the Fund were issued and outstanding. All classes of shares will vote together as one class. Shareholders of record at the close of business on the record date will be entitled to cast one vote for each full share and a fractional vote for each fractional share they hold on each matter presented at the Meeting. This Proxy Statement and the enclosed Proxy Card are expected to be mailed on or about September [ ], 2006 to shareholders of record.

How can I vote my shares?

For your convenience, you may vote in one of three ways:

•	By Mail: Please complete, date and sign your Proxy Card before mailing it in the enclosed postage-paid envelope.

•	By Telephone: Have your Proxy Card available. Call the toll free number on the Proxy Card. Enter your control number from your Proxy Card. Follow the simple instructions.

•	By Internet: Have your Proxy Card available. Go to the website shown on the Proxy Card. Follow the simple instructions found on the website.

What will happen if there are not enough votes to approve the new Investment Advisory Agreement?

It is important that shareholders respond to ensure that there is a quorum for the Meeting. If we do not receive your response after several weeks, you might be contacted by officers or agents of the Fund or the Adviser who will remind you to vote your shares and help you return your proxy. If we do not receive sufficient votes for a quorum, we may need to adjourn the Meeting to a later date so that we may continue to seek additional votes.

The Jensen Portfolio, Inc.
2130 Pacwest Center
1211 SW Fifth Avenue
Portland, OR 97204-3721

PROXY STATEMENT

General Information

This Proxy Statement and form of proxy enclosed are being furnished in connection with a solicitation of proxies by the Board of Directors of the Jensen Portfolio, Inc. (the “Fund”), to be voted at a Special Meeting (the “Meeting”) of shareholders of the Fund to be held on Monday, November 13, 2006, at 9:00 a.m., Pacific time, at the offices of Oregon Executive MBA, 200 SW Market Street, Suite L-101, Portland, Oregon 97201 for the purposes set forth in the accompanying Notice of Special Meeting.

The Board of Directors is sending all eligible shareholders the Notice of Special Meeting (the “Notice”), the Proxy Statement and Proxy Card on or about September [ [____], 2006. Shareholders of record at the close of business on September 7, 2006 are entitled to vote at the Meeting and any adjournment thereof. You are entitled to cast one vote for each share and a fractional vote for each fractional share that you own on the record date. Copies of the Fund’s Annual Report for the fiscal year ended May 31, 2006 are available upon request, free of charge, by calling 1-800-992-4144 or by writing to The Jensen Portfolio c/o U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin, 53201-0701. These reports are also available on the SEC’s website, www.sec.gov.

The Fund is a registered investment company organized as an Oregon corporation. The Fund’s mailing address is The Jensen Portfolio c/o U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202-0701. The Fund commenced operations on August 3, 1992.

Voting proxies
We urge you to vote promptly using any one of the following methods:

•	By Mail: Please complete, date and sign your Proxy Card before mailing it in the enclosed postage-paid envelope.

•	By Telephone: Have your Proxy Card available. Call the toll free number on the Proxy Card. Enter your control number from your Proxy Card. Follow the simple instructions.

•	By Internet: Have your Proxy Card available. Go to the website shown on the Proxy Card. Follow the simple instructions found on the website.

Whether you expect to be personally present at the Meeting, please vote your proxy. If no choice is indicated, proxies will be voted “FOR” Proposal 1 as set forth in the Notice and in the discretion of the persons named as proxies on such matters that may properly come before the Meeting on Monday, November 13, 2006 at 9:00 a.m. Pacific time.

Revoking your proxy
Your proxy is revocable at any time before Monday, November 13, 2006 at 9:00 a.m. Pacific time. A shareholder may revoke a proxy by either advising the Secretary of the Fund in writing (by subsequent proxy or otherwise), or by attending the Meeting and voting in person. Attendance by a shareholder at the Meeting does not, in itself, revoke a proxy. Proxies voted by telephone or Internet also may be revoked at any time before the Meeting by either advising the Secretary of the Fund in writing (by subsequent proxy or otherwise), or by attending the Meeting and voting in person.

If your proxy is not revoked, the shares represented by the proxy will be voted at the Meeting and any adjournments thereof, as instructed.

Quorum
Under the Fund’s Bylaws, a quorum of shares will be present at the Meeting if more than 50% of the outstanding shares of the Fund are present in person or by proxy. All proxies that are properly executed and returned will be counted towards establishing a quorum, including proxies with instructions to withhold authority to vote (“abstentions”), and proxies returned by brokers for shares held by brokers as to which no voting instructions are indicated (“Broker non-votes”). Broker non-votes and abstentions will not constitute a vote “for” or “against” any proposal or adjournment to permit further solicitation of proxies.

If a quorum is not present at the Meeting for the Fund, or if a quorum is present at the Meeting but sufficient votes to approve the proposed item are not received, or if other matters arise requiring shareholder attention, the persons named as proxy agents may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares present at the Meeting or represented by proxy. When voting on a proposed adjournment, the persons named as proxy agents will vote FOR the proposed adjournment all shares that they are entitled to vote with respect to each item, unless directed to vote AGAINST the item, in which case such shares will be voted AGAINST the proposed adjournment with respect to that item. A shareholder vote may be taken on one or more of the items in this Proxy Statement prior to such adjournment if sufficient votes have been received and it is otherwise appropriate.

Required vote to approve the New Agreement
Provided that a quorum is present, the approval of the New Agreement requires the affirmative vote of the lesser of: (i) more than 50% of the outstanding voting securities of the Fund; or (ii) 67% or more of the voting securities of the Fund present at the Meeting, if the holders of more than 50% of the Fund’s outstanding voting securities are present or represented by proxy. For purposes of voting on the New Agreement, all classes of the Fund will vote together as a single class.

Solicitation and cost of proxies
Management of the Fund (“Management”) expects to solicit proxies principally by mail, but Management, or agents appointed by Management, may also solicit proxies by telephone or personal interview. ____ has been retained to serve as the Fund’s proxy solicitor. If solicitation is required, ____ will be paid proxy solicitation fees, between ____ and ____. The costs of solicitation, including the costs of printing proxy materials, holding the Meeting and the incremental and additional costs of mailing the proxy materials with the Fund’s annual updated prospectus, will be borne by the Fund’s investment adviser, Jensen Investment Management, Inc. If the Fund records votes by telephone or Internet, it will use procedures designed to authenticate shareholders’ identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions, and to confirm that their instructions have been properly recorded.

Record Date
Only shareholders of record of the Fund at the close of business on September 7, 2006 are entitled to receive notice of the Meeting and may vote at the Meeting. As of the close of business on September 7, 2006, ____ shares of Class I shares of the Fund were issued and outstanding; ____ shares of Class J shares of the Fund were issued and outstanding; and ____ shares of Class R shares of the Fund were issued and outstanding. The directors and officers of the Fund, as a group, own less than 1% of the outstanding shares of any class of the Fund. To the knowledge of the Fund, no person is the beneficial owner of more than 5 percent of the Fund’s outstanding shares. As of September 7, 2006, the following shareholders owned of record or beneficially more than 5 percent of the Fund’s outstanding shares:

Class J Shares

Name and Address	Shares	% Ownership	Type of Ownership
%
%
%

Class I Shares

Name and Address	Shares	% Ownership	Type of Ownership
%
%
%
%

Class R Shares

Name and Address	Shares	% Ownership	Type of Ownership
%
%

If you do not expect to attend the Meeting,
please sign your Proxy Card promptly and return it in the
enclosed envelope to avoid unnecessary expense and delay.
No postage is necessary.

PROPOSAL No. 1:	To approve a new Investment Management Agreement between
The Jensen Portfolio, Inc. and Jensen Investment Management, Inc.

The Board of Directors of the Fund is recommending that shareholders approve a proposed new Investment Advisory Agreement (“New Agreement”), between the Fund and the Fund’s investment adviser, Jensen Investment Management, Inc. (the “Adviser”), which would become effective on or about February 15, 2007 when Gary Hibler, the Fund’s President and an owner of 32% of the Adviser’s outstanding shares will sell all his shares back to the Adviser. The New Agreement is identical to the Fund’s existing Investment Advisory Agreement (the “Existing Agreement”) with the Adviser except for its effective and its termination dates. A copy of the New Agreement is attached to this Proxy Statement as Exhibit A.

As described in this Proxy Statement, the New Agreement is necessary because the Existing Agreement will automatically terminate as a result of a change in control of the Adviser that will occur on or about February 15, 2007 when Mr. Hibler sells his shares of the Adviser back to the Adviser and retires. In addition, as a result of the repurchase of Mr. Hibler’s shares by the Adviser, each of Robert Zagunis and Bob Millen will own more than 25% of the Adviser’s outstanding shares and be deemed control persons of the Adviser.

The change in control of the investment adviser is not expected to affect the management of the Fund, as the Fund has been managed by a team since its inception. Robert Zagunis, a Principal and director of the Adviser and Vice President of the Fund, will remain Chairman of the Adviser’s Investment Committee, which is responsible for the Fund’s investment decisions. Rob McIver, Principal of the Adviser and a member of the Adviser’s Investment Committee, will become the President of the Adviser.  Bob Millen, Vice President and Secretary of the Fund, and a Principal and director of the Adviser and a member of the Adviser’s Investment Committee, will become the Chairman of the Adviser’s board of directors.

Investment Adviser
The Adviser is an SEC-registered investment adviser with offices located at 2130 Pacwest Center, 1211 SW Fifth Avenue, Portland, Oregon, 97204-3721. The Adviser was founded in 1988 and currently manages approximately $____ billion in client assets. While the Fund accounts for approximately 80% of the Adviser’s assets under management, the Adviser has approximately 130 other client relationships, including families, individuals, foundations and other organizations or entities. The Adviser has served as the Fund’s investment adviser since the Fund’s inception.

Description of Ownership Changes
The Adviser’s shareholders are the officers of the firm with a controlling interest held by President Gary Hibler. Mr. Hibler expects to tender his resignation as President of both the Fund and the Adviser and as a member of the Adviser’s board of directors effective as of the date his shares are repurchased by the Adviser (representing 32% of the Adviser’s total outstanding shares) on or about February 15, 2007. Mr. Hibler will remain a director of the Fund. When Mr. Hibler’s shares are repurchased by the Adviser, the number of outstanding shares of the Adviser will decrease. Accordingly, the percentage of the Adviser’s shares owned by each of its remaining shareholders will correspondingly increase.

The percentage of shares held by Robert Zagunis and Robert Millen, two of the Adviser’s principals, will increase to 33% and 29%, respectively, after the change of control. As a result, each of them will be presumed to be a control person of the Adviser. Mr. David Mertens, a Principal and Director of Sales and Marketing of the Adviser will own more than 10% but less than 25% of the Adviser’s shares. Each of Messrs. Zagunis and Millen will continue to serve on the Adviser’s Investment Committee, the committee which is responsible for all of the Fund’s investment decisions. The other members of the Investment Committee are Robert McIver and Eric Schoenstein. Mr. McIver will become President of the Adviser upon Mr. Hibler’s retirement.  Mr. Millen will become Chairman of the Adviser’s board of directors, and Mr. Zagunis will remain Chairman of the Adviser’s Investment Committee.

Jensen Investment Management, Inc. intends to adhere to the applicable provisions of Section 15(f) of the Investment Company Act of 1940, as amended (the “1940 Act”). Section 15(f) of the Investment Company Act of 1940, as amended provides, in part, that when a change in control of a mutual fund investment adviser occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection therewith as long as no “unfair burden” is imposed on the fund as a result of the transaction relating to the change of control, or any express or implied terms, conditions or understandings applicable thereto. The term “unfair burden,” as defined in 1940 Act includes any arrangement during the two-year period after the change in control whereby the investment adviser (or predecessor or successor adviser), or any interested person of any such adviser, receives or is entitled to receive any compensation, directly or indirectly from the fund or its shareholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the fund (other than fees for bona fide principal underwriting services). No such compensation arrangements are contemplated with respect to the change in control transaction. The cost and expenses in connection with preparing this Proxy Statement and all proxy solicitations will be paid by the Adviser.

Existing Agreement
The Existing Agreement was originally approved by the Fund’s Board of Directors on January 6, 2004 and by the Fund’s shareholders on March 24, 2004. In January 2004, one of the equity owners of the Adviser, Val E. Jensen, retired and sold his shares of the Adviser back to the Adviser. Since Mr. Jensen’s retirement resulted in a change of control of the Fund’s adviser, the 1940 Act required the Fund’s shareholders to approve a new investment advisory agreement. The Existing Agreement was first renewed by the Board of Directors on July 11, 2005 for a one-year period ending August 1, 2006. At a meeting on July 19, 2006, the Board of Directors, including all of the independent directors, approved the continuation of the Existing Agreement for an additional one-year term expiring on August 1, 2007.

The Existing Agreement provides that the Adviser will manage the investment and reinvestment of assets of the Fund. The Adviser reviews the portfolio of securities and investments in the Fund, and advises and assists the Fund in selection, acquisition, holding or disposal of securities. The Adviser is also responsible for placing orders for the purchase and sale of the Fund’s investments directly with the issuers or with brokers or dealers selected by the Adviser. The Existing Agreement requires the Adviser to provide administration of the Fund not otherwise provided by third party service providers, subject to the direction of the Board of Directors. The Existing Agreement may be terminated at any time without penalty by either the Fund or the Adviser upon 60 days written notice. The Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of its duties, the Adviser shall not be liable for any act, omission or loss related to its services to the Fund. Under the Existing Agreement, the Adviser is paid 0.50% of average daily net assets annually for providing investment advisory services to the Fund. For the fiscal year ended May 31, 2006, the Fund paid the Adviser $13,157,111 for its investment advisory services provided to the Fund. Also for the fiscal year ended May 31, 2006, the Fund paid the Adviser a total of $427,870 in 12b-1 fees to reimburse the Adviser for a portion of the costs it incurred in providing distribution and shareholder servicing to the Fund, under the Fund’s Amended and Restated Distribution and Shareholder Servicing Plan.

New Agreement
The New Agreement is substantially identical to the Existing Agreement. There is no change to the investment advisory fee of 0.50% of average daily net assets annually paid to the Adviser. The only differences are the effective and termination dates. If approved by Fund shareholders, the New Agreement will take effect upon Mr. Hibler’s retirement on or about February 15, 2007 and will have an initial term until August 1, 2008. The New Agreement may be renewed for successive one-year periods, provided its renewal is approved by the Fund’s Board of Directors or by a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund and, in either event, by the vote cast in person of a majority of the Fund’s independent directors.

The foregoing description of the New Agreement is qualified in its entirety by reference to Exhibit A.

Board Consideration and Approval of the Existing Agreement and the New Agreement

Section 15(c) of the 1940 Act requires that a fund’s board of directors, including a majority of independent directors voting separately, approve any new investment advisory contract for the fund and thereafter to review and approve the terms of the fund’s investment advisory agreement on an annual basis. In addition, Section 15(a) of the 1940 Act requires that any new investment advisory agreement be approved by the fund’s shareholders.

In their most recent deliberations concerning whether to renew the Fund’s Existing Agreement and whether to approve the New Agreement, the Fund’s Board of Directors, including the Independent Directors (the “Board”), conducted the review and made the determinations that are described below. During its deliberations, the Board requested from the Adviser, and the Adviser furnished, all information reasonably necessary for it to evaluate both the renewal of the Existing Agreement and the approval of the New Agreement.

The entire Board first met on October 12, 2005 and January 11, 2006 to consider the planned retirement of Gary Hibler and the effects his retirement and the resulting change of control of the Adviser might have on the Fund’s and the Adviser’s operations. The entire Board met again on April 12, 2006 to consider the information provided by the Adviser in connection with the annual renewal of the Existing Agreement and the approval of the New Agreement. At the April 12 meeting, the Independent Directors met separately with their legal counsel to consider the information provided by the Adviser and identify additional information they needed to evaluate the Existing Agreement and the New Agreement. The entire Board then met again on July 19, 2006 to consider the annual continuation of the Existing Agreement and the approval of the New Agreement. At the July 19 meeting, the Independent Directors reconvened in a separate meeting with their legal counsel to consider the additional information provided by the Adviser and to consider the annual continuation of the Existing Agreement and the approval of the New Agreement. During those meetings, the Board considered the factors and reached the conclusions described below, among others. The Board did not identify any single factor as controlling. Moreover, not every factor was given the same weight by each Director.

Nature, Extent and Quality of Services

The Board of Directors, including the Independent Directors, considered the nature, extent and quality of services provided to the Fund by the Adviser under the Existing Agreement and the services proposed to be provided under the New Agreement. The Board reviewed the terms of the Existing Agreement and the New Agreement, as well as the history of the Adviser and its investment discipline, its investment performance, and its day to day management of the Fund. The Board noted the Adviser’s focus on the business of the Fund, the additions to the Adviser’s staff to support research activities, compliance and other servicing aspects of the Fund, and the Adviser’s oversight of the Fund’s service providers. In particular, the Board noted the Adviser’s recent addition of two research analysts and new investment research tools and analysis services to enhance the Adviser’s research capabilities.

The Board considered the proposed changes in the Adviser’s ownership and management and the potential impact on the Fund and the Adviser. The Board studied the Adviser’s succession plans, its organizational and ownership structure, and the composition of its five-person investment committee, which makes all investment decisions for the Fund. Based on these and other factors, including those referenced below, the Board concluded that the services provided to the Fund continued to be satisfactory and were not likely to change materially under the New Agreement.

Investment Performance

The Board examined the investment performance of the Fund compared to appropriate securities indices, to appropriate Lipper and Morningstar categories, and to other mutual funds of similar asset size and with similar investment objectives and strategies. Performance over one-, three-, five- and ten-year periods for the Fund was analyzed. The Board noted the favorable long-term performance of the Fund (for the five- and ten-year periods) compared to its benchmark index and comparable funds, but noted that the Fund’s short-term results (for the one- and three-year periods) underperformed its benchmark index and comparable funds. Moreover, the Board found that redemptions of Fund shares during the last 12 months significantly exceeded sales of new Fund shares, resulting in lower overall assets in the Fund from the prior year. The Board understood, based on the data presented, that approximately 20% of the Fund’s underperformance compared to its benchmark index for the three-year period was due to the Fund’s lack of exposure to the energy and utility sectors, which contained no companies that qualified under the Fund’s investment criteria.

The Board observed that the Adviser appeared to have adhered to its strict investment discipline. The Board also considered the Fund’s long-term investment strategy and the Adviser’s belief that over time the favorable business performance of the Fund’s portfolio companies would be reflected in similar market returns. As a result of these and other factors, although the Board encouraged the Adviser to take steps to improve its short-term results and to stem the net redemption of Fund shares, the Board concluded that the long term investment performance of the Fund continued to be satisfactory.

Advisory Fee and Expense Ratio

The Board compared the Fund’s advisory fee with those of other comparable mutual funds in the Fund’s Lipper category. The Board noted that the Fund’s advisory fee of 0.50% continued to be below the average and the median for the category. The Board also noted that the Fund is a single fund (as opposed to a larger complex of funds) and that, while the Adviser employs a relatively straightforward investment discipline, the Fund appeared to be an efficiently run operation with a high service component for shareholders.

The Board compared the fees charged to the Fund with the advisory fees charged to the non-Fund advisory clients of the Adviser. The Board observed that, with the exception of a few existing clients, the Adviser charges its separate accounts a minimum of 0.50%.

The Board considered the Fund’s expense ratio and the expense ratios of funds in the Fund’s Lipper category. The Board noted that the Fund’s expense ratio continued to be below the average and the median for the category and that the Fund had a low portfolio turnover rate.

The Board also noted that the advisory fee rate and the expenses for which the Fund would be responsible under the New Agreement would be unchanged from those under the Existing Agreement.

Based on these considerations and other factors, the Board concluded that the Fund’s advisory fee and expense ratio were reasonable relative to the Fund’s peer group.

Profitability of the Adviser

The Board considered the profitability of the Existing Agreement to the Adviser, including the methodology used to calculate the Adviser’s profitability, and compared the Adviser’s profitability with that of selected publicly traded mutual fund advisers. When adjusted for certain marketing revenues and expenses, it appeared that the Adviser’s pre-tax profit was not significantly higher than the average pre-tax profit margin of the group of publicly traded investment advisory firms. It was noted that the Adviser’s profitability may have been overstated due to the relatively low salaries and bonuses paid to its investment professionals, who may receive distributions of profits through their equity ownership in the firm. The Board also considered the facts that the Adviser pays certain administrative expenses of the Fund, including certain sub-transfer agency costs and the cost of the Fund’s Chief Compliance Officer, that the Fund had been subsidized by the Adviser during the early years of the Fund’s existence, and that only in the most recent four to five years has the Fund generated profits to any sizable degree for the Adviser.

The Board also examined the Adviser’s profitability from the Fund on a stand-alone basis against the Adviser’s profitability from its separate account advisory business and found that the Fund provided a higher profit margin to the Adviser. The Board understood that economies of scale are realized from managing one fund compared to managing over 100 separate accounts and that the Adviser had been conservative in its it method of allocating expenses to its Fund business relative to other acceptable allocation methodologies. The Board noted that Adviser’s profitability from the Fund for 2006 was projected to be lower as a result of the declining asset levels of the Fund. The Board acknowledged the inherent limitations of profitability analyses, including the incomplete or dissimilar data available and the uncertainty of the various allocations and other assumptions used. Based on this and other information, the Board concluded that profits earned by the Adviser were not excessive.

Economies of Scale

The Board considered whether there have been economies of scale with respect to the management of the Fund, whether the Fund has benefited from any such economies, and whether the implementation of breakpoints in the Fund’s advisory fee was appropriate. The Board observed that, during a period of rapid Fund growth, the Fund’s expense ratio (for the Class J shares) had fallen from about 1% for the fiscal year ended May 31, 2002 to 0.85% for the nine months ended February 28, 2006. Regarding the issue of breakpoints, the Board observed from the data presented that most funds with breakpoints below the Fund’s 0.50% advisory fee had higher overall advisory fees at the same asset levels. The Board acknowledged the significant decline in Fund assets in the past year, making economies of scale less likely since the last time the Board considered a breakpoint in the Fund’s advisory fee. Based on the data presented, the Board concluded that a breakpoint in the Fund’s advisory fee was not warranted at this time.

Other Benefits

The Board considered the potential fall-out benefits realized by the Adviser from services as investment manager of the Fund. The Board noted that the Adviser has no affiliated entities that provide services to the Fund and that the Adviser prohibits the receipt of third-party “soft dollars.” The Board understood that the Adviser’s non-Fund business was approximately 20% of the Adviser’s total business. The Board concluded that, while the Adviser’s non-Fund business might benefit from the Adviser’s association with the Fund, any such benefit was difficult to quantify and likely not significant.

Other Factors and Considerations

The Board periodically reviews and considers other material information throughout the year relating to the quality of services provided to the Fund, such as the allocation of Fund brokerage, the marketing, administration and compliance program of the Fund, the Adviser’s management of its relationship with the Fund’s administrator, custodian, transfer agent and other service providers, and the expenses paid to those service providers. At its regular meetings, the Board also reviews detailed information relating to the Fund’s portfolio and performance, and interviews the Fund’s portfolio managers.

Based on its evaluation of all material factors and the information provided to it, the Board of Directors, including all of the Independent Directors, voted unanimously on July 19, 2006 (i) to renew the Existing Agreement for a one-year period until July 31, 2007 and (ii) to approve the New Agreement and recommend that shareholders approve the New Agreement.

Required Vote

Provided that a quorum is present, the approval of the New Agreement requires the affirmative votes of the lesser of: (i) more than 50% of the outstanding voting securities of the Fund; or (ii) 67% or more of the voting securities of the Fund present at the Meeting, if the holders of more than 50% of the Fund’s outstanding shares are present or represented by proxy.

The Board of Directors recommends
that you vote to approve the New Agreement.

ADDITIONAL INFORMATION CONCERNING THE FUND AND THE ADVISER

Set forth below are the names, addresses and principal occupations of the principal executive officer and directors of the Adviser and each officer or director of the Fund who is an officer, employee, director or shareholder of the Adviser. The address of each person, as it relates to his duties of the Adviser or the Fund, is the same as that of the Adviser or the Fund. Each of Messrs. Hibler, Millen and Zagunis hold equity interests in the Adviser as described elsewhere in this Proxy Statement. Mr. Ferrie owns less than 5% of the Adviser’s outstanding shares.

Name and Address	Position with the Fund*	Position with the Adviser	Principal Occupation
Gary Hibler	President	President and Director	President and Director of the Adviser (1991 - present).
Brian S. Ferrie	Treasurer and Chief Compliance Officer (since March 2004)	Principal, Finance and Compliance and Chief Compliance Officer	Principal, Finance and Compliance and Chief Compliance Officer for the Adviser (2003 - present); Vice President and CFO of Berger Financial Group LLC (2001 - 2003).
Robert G. Millen	Vice President and Secretary	Principal and Director	Principal and Director of the Adviser (2000 - present).
Robert F. Zagunis	Vice President	Principal and Director	Principal and Director of the Adviser (1993 - present).

* Unless indicated otherwise, each of them has held the office shown for the last five years.

In March 2004, the Adviser repurchased all of its shares held by Val Jensen, one of the Fund’s directors. The Adviser paid 20 percent of the total purchase price for the shares to Mr. Jensen at the time of the sale in March 2004 and agreed to pay the remaining purchase price in four equal annual payments beginning in March 2005. Accordingly, Mr. Jensen is entitled to receive annual payments from the Adviser through March 2008 related to the sale of his shares of the Adviser.

Certain Service Providers of the Fund
•	Jensen Investment Management, Inc., 2130 Pacwest Center, 1211 SW Fifth Avenue, Portland, Oregon, 97204-3721 serves as the Fund’s investment adviser.

•
Quasar Distributors, LLC, 615 East Michigan Street, Milwaukee, Wisconsin, 53202 is principal underwriter for the Fund and is authorized to distribute the Fund’s shares pursuant to a Distribution Agreement.

•	U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202 is the Fund’s administrator, transfer agent and dividend disbursing agent.

•	U.S. Bank, N.A., Custody Operations, 1555 N. RiverCenter Drive, Suite 302, Milwaukee, WI 53212 serves as custodian of the Fund’s cash and securities.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented at the Meeting other than those set forth in this Proxy Statement. If, however, any other business should properly come before the Meeting, the persons named on the accompanying Proxy Card will vote on such matters in accordance with their best judgment.

Shareholder Information
The Fund is required by federal law to file reports, Proxy Statements and other information with the Securities and Exchange Commission (“SEC”). The SEC maintains a website that contains information about the Fund (www.sec.gov). Any such proxy material, reports and other information can be inspected and copied at the Public Reference Branch, Office of Consumer Affairs and Information Services of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates.

Submission of Certain Shareholder Proposals
The Fund is not required to hold annual shareholder meetings. Because the Fund is not required to hold a regular meeting of shareholders, the anticipated date of the next shareholders meeting cannot be provided. Shareholders wishing to submit proposals for inclusion in a Proxy Statement for a subsequent shareholder meeting should send their written proposals to Robert G. Millen, Secretary of the Fund, c/o U.S. Bancorp Fund Services, LLC, 615 East Michigan Avenue, Milwaukee, Wisconsin 53202. As of September 1, 2006, the Fund had not received any shareholder proposals and thus none is included in these proxy materials.

Notice to Banks, Broker-Dealers and Voting Trustees and Their Nominees
Please advise the Fund, in care of Robert G. Millen, Secretary of the Fund, c/o U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202, whether other persons are beneficial owners of shares for which proxies are being solicited and, if so, the number of copies of the Proxy Statement you wish to receive in order to supply copies to the beneficial owners of the respective shares.

Your vote is important
Whether you intend to attend the Meeting, please fill in, date, sign and promptly return the enclosed Proxy Card in the postage paid return envelope provided or vote by telephone or by Internet. Your prompt response will help avoid the cost of additional solicitation. If you have any questions regarding the Proxy Statement, please call ____. Your proxy is revocable at any time before Monday, November 13, 2006 at 9:00 a.m.., Pacific time by advising the Secretary of the Fund in writing (by subsequent proxy or otherwise), or by attending the Meeting and voting in person. Attendance by a shareholder at the Meeting does not, in itself, revoke a proxy. If not so revoked, the shares represented by the proxy will be voted at the Meeting and any adjournments thereof, as instructed.

By Order of the Board of Directors,

Robert G. Millen, Secretary

September [   ], 2006

Appendix A

INVESTMENT ADVISORY AND SERVICE CONTRACT

between

THE JENSEN PORTFOLIO, INC.

and

JENSEN INVESTMENT MANAGEMENT, INC.

This Agreement is entered into, effective February [   ], 2007, by and between THE JENSEN PORTFOLIO, INC., an Oregon corporation (the “Fund”), and JENSEN INVESTMENT MANAGEMENT, INC., an Oregon corporation (the “Adviser”).

In consideration of the mutual covenants contained in this Agreement, it is hereby agreed as follows:

1.  The Fund hereby employs the Adviser to act as its investment adviser and, as such, to manage the investment and reinvestment of the assets of the Fund in accordance with the Fund’s investment objectives, policies and limitations, and to administer the Fund’s affairs to the extent requested by the Fund, subject to the supervision of the Board of Directors of the Fund, for the period and upon the terms set forth in this Agreement. Investment of funds shall be subject to all applicable restrictions of the Articles of Incorporation and Bylaws of the Fund as may, from time to time, be in force and all applicable provisions of the Investment Company Act of 1940, or any successor statute, as amended from time to time (the “1940 Act”).

The Adviser agrees to: (a) furnish the investment advisory services specified above; (b) furnish, for the use of the Fund, office space and all necessary office facilities, equipment and personnel for servicing the investments of the Fund; and (c) permit any of its officers and employees to serve, without compensation except as otherwise set forth herein, as directors or officers of the Fund if elected to such positions. The Adviser shall pay the salaries and fees, if any, of all officers of the Fund and of all directors of the Fund who are “interested persons” (as defined in the 1940 Act) of the Fund or of the Adviser and of all personnel of the Fund or Adviser performing services relating to research, statistical and investment activities.

The Adviser shall, on behalf of the Fund, maintain the Fund’s records and books of account (other than those maintained by the Fund’s transfer agent, registrar, custodian and shareholder servicing agent). All books and records so maintained shall be the property of the Fund and, upon request, the Adviser shall surrender to the Fund any of such books and records requested.

The investment policies and all other actions of the Fund are, and shall at all times be, subject to the control and direction of the Board of Directors of the Fund. In acting under this Agreement, the Adviser shall be an independent contractor and shall not be an agent of the Fund.

With respect to services performed in connection with the purchase and sale of portfolio securities on behalf of the Fund, the Adviser may place transaction orders for the Fund’s account with brokers or dealers selected by the Adviser. In connection with the selection of such brokers or dealers and the placing of such orders, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty, created by this Agreement or otherwise, solely by reason of its having caused the Fund to pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser has determined in good faith that the net price to the Fund of such transaction was reasonable in relation to the net price for comparable transactions engaged in by similarly situated investors.

2.  For the services and facilities to be furnished, the Fund shall pay to the Adviser monthly compensation equal to an annual rate of 0.50 percent of the Fund’s average daily net assets. The daily net asset value of the Fund shall be computed in the manner and at the times set forth in the Fund’s Articles of Incorporation. On any day that the Fund’s net asset value is not calculated, the net asset value for such day shall be deemed to be the net asset value as of the close of business on the last day on which such calculation was made for the purposes of the foregoing computations. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily, and the amounts of the daily accruals shall be paid monthly. Such calculations shall be made by applying 1/365th of the annual rate to the Fund’s net asset value each day determined as of the close of business on that day.

For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

The services of the Adviser under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others, including other investment companies, so long as its services under this Agreement are not impaired by the delivery of such services.

3.  The Fund shall pay all of its expenses other than those expressly stated to be payable by the Adviser. The expenses payable by the Fund shall include, without limitation: (a) interest and taxes; (b) brokerage fees and commissions and other costs in connection with the purchase or sale of portfolio securities; (c) fees and expenses of its directors other than those who are “interested persons” (as defined in the 1940 Act) of the Fund or the Adviser; (d) legal and audit expenses; (e) transfer agent expenses and expenses for servicing shareholder accounts; (f) expenses of computing the net asset value of the shares of the Fund and the amount of its dividends; (g) custodian fees and expenses; (h) administrative fees and expenses; (i) fees and expenses related to the registration and qualification of the Fund and its shares for distribution under state and federal securities laws; (j) expenses of printing and mailing reports, notices and proxy materials to shareholders of the Fund; (k) the cost of issuing share certificates, if certificates are issued; (l) expenses for reports, membership dues and other dues in the Investment Company Institute or any similar trade organization; (m) expenses of preparing and typesetting prospectuses; (n) expenses of printing and mailing prospectuses sent to existing shareholders; (o) such nonrecurring expenses as may arise, including expenses incurred in actions, suits or proceedings to which the Fund is a party and the legal obligation that the Fund may have to indemnify its officers and directors in respect thereto; (p) the organizational costs of the Fund and other Fund expenses that are capitalized; (q) insurance premiums; (r) expenses of maintaining the Fund’s corporate existence, providing investor services and corporate reports, and holding corporate meetings; and (s) such other expenses as the directors of the Fund may, from time to time, determine to be properly payable by the Fund.

The Adviser may, but has no obligation to, pay any or all of the expenses of the Fund that are payable by the Fund. In such event, the Fund shall promptly reimburse the Adviser for all such expenses so paid by the Adviser.

4.  In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services under this Agreement or for any losses that may be sustained by the Fund or its shareholders in the purchase, holding or sale of any security.

5.  Subject to all applicable statutes and regulations, it is understood that directors, officers or agents of the Fund are or may be interested in the Adviser as officers, directors, agents, shareholders or otherwise and that the officers, directors, shareholders and agents of the Adviser may be interested in the Fund as officers, directors, agents, shareholders or otherwise.

6.  The Adviser shall have the right to grant the use of a name similar to the Fund’s name to another investment company or business enterprise without the approval of the Fund’s shareholders and shall have the right to withdraw from the Fund the use of the Fund’s name. However, the Adviser may not withdraw from the Fund the use of the Fund’s name without submitting to the Fund’s shareholders the question of whether the shareholders wish the Fund to continue this Agreement.

7.  This Agreement became effective on February [ ], 2007 and shall continue in full force and effect until August 1, 2008 unless sooner terminated as hereinafter provided. The Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved at least annually in the manner required by the 1940 Act.

This Agreement shall automatically terminate in the event of its assignment, and may be terminated at any time without payment of any penalty by the Fund or by the Adviser on 60 days’ written notice to the other party. The Fund may effect termination by action of its Board of Directors or by vote of a majority of the outstanding shares of the common stock of the Fund (as defined in the 1940 Act), accompanied by the appropriate notice. In the event of the death or disability of any of the principal officers of the Adviser, or if, for any other reason, there is a material change in the management or ownership of the Adviser, the Board of Directors of the Fund shall be required to meet as soon as practicable after such event to consider whether another investment adviser should be selected for the Fund. If the Fund’s Board determines, at such meeting, that this Agreement should be terminated, this Agreement may be terminated without the payment of any penalty and without any required prior notice; provided, however, that any change in the ownership of the Adviser that constitutes an assignment (within the meaning of the 1940 Act) shall require the automatic termination of this Agreement.

This Agreement may be terminated at any time by the Board of Directors of the Fund or by vote of a majority of the outstanding shares of common stock of the Fund, and such termination shall be without the payment of any penalty and without any required prior notice, if it shall have been established by a court of competent jurisdiction that the Adviser or any officer or director of the Adviser has taken any action that results in a breach of the covenants of the Adviser set forth in this Agreement. In addition, the Adviser agrees to inform the Board of Directors of the Fund if the Adviser learns that it or any of its officers or directors has taken any action that results in a breach of the Adviser’s covenants set forth in this Agreement. The Board of Directors of the Fund shall meet as soon as practicable after it receives such notification to consider whether another investment adviser should be selected for the Fund. If the Fund’s Board determines, at such meeting, that this Agreement should be terminated, this Agreement may be terminated without the payment of any penalty and without any required prior notice.

Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation described in Section 2 earned prior to such termination.

8.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not thereby be affected.

9.  Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

10.  If any action or suit is instituted to enforce or interpret this Agreement, the prevailing party shall be entitled to recover from the other party, in addition to all other rights and remedies, the prevailing party’s reasonable attorney fees at trial and on appeal.

IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed as of the date first written above.

THE JENSEN PORTFOLIO, INC. By ____________________________________ President	JENSEN INVESTMENT MANAGEMENT, INC. By ____________________________________ President

[FRONT OF CARD]

PROXY TABULATOR
THREE EASY WAYS TO VOTE YOUR PROXY
Read the Proxy Statement and have the Proxy Card at hand.
TELEPHONE:   Call _____ and follow the simple instructions.
INTERNET:      Go to _____ and follow the on-line instructions.
MAIL:                Vote, sign, date and return your proxy by mail.
If you vote by Telephone or Internet, do not mail your proxy.

999 999 999 999 99

THE JENSEN PORTFOLIO, INC..	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE JENSEN PORTFOLIO, INC.

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS -- NOVEMBER 13, 2006

The undersigned hereby appoints as proxies Gary Hibler and Brian Ferrie, and each of them (with power of substitution), to vote all shares of the undersigned in the Fund at the Special Meeting of Shareholders to be held at 9:00 a.m. Pacific time, on NOVEMBER 13, 2006, at the offices of Oregon Executive MBA, 200 SW Market Street, Suite L-101, Portland, Oregon 97201 and any adjournment(s) thereof (“Meeting”), with all the power the undersigned would have if personally present.

Date ____________________________, 2006

Signature (owner, joint owners, trustee, custodian, etc.) (Sign in the Box)

Please sign exactly as name appears at left. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc., should give full title. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person. See examples on page 5 of the Proxy Statement.

[BACK OF CARD]

The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR” all proposals, and to grant discretionary power to vote upon such other business as may properly come before the Meeting.

Please fill in box as shown using black or blue ink or number 2 pencil. ☒
PLEASE DO NOT USE FINE POINT PENS.

1.	To approve the proposed Investment	FOR	AGAINST	ABSTAIN
	Advisory Agreement.	☐	☐	☐

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE SIGN THE REVERSE SIDE OF THIS CARD.